Exhibit 10.1

In connection with the Annual Report of Dynamic Oil and Gas, Inc. (the Company) on Form 20-F for the period ending March 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Wayne J. Babcock, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayne J. Babcock

Wayne J. Babcock
President and Chief Executive Officer

August 19, 2002